UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2006

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	225 West Wacker Drive Chicago, Illinois	60606
	(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.      Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on April 7, 2006.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains forward-looking statements.  These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s other filings with the Securities and Exchange Commission, including Morningstar’s Prospectus filed on May 4, 2005 and quarterly report on Form 10-Q filed on November 11, 2005.  If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this current report on Form 8-K reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Investor Questions and Answers: March 2006

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to questions received through March 1, 2006. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Technology Investments

1.              In regard to the losses that the company incurred in 1999 to 2001 to build the Internet infrastructure, can you foresee another generation of technology investment that would compare to this in the years ahead?

At this point, we’d say no. After the heavy investments we made several years ago to build our Internet platforms, our strategy is to focus our product offerings on our four major Web-based platforms:

•                  Morningstar.com for individual investors

•                  Morningstar Advisor Workstation for financial advisors

•                  Morningstar Direct for institutional investment research professionals

•                  Morningstar Retirement Manager and Advice by Ibbotson (the retirement platform offered by Ibbotson Associates) for the retirement market.

We believe these existing products offer a strong base for building our future growth. In 2006, we plan to focus our resources on marketing and enhancing existing products rather than introducing a large number of new products. We also plan to focus on integrating our acquisition of Ibbotson Associates, which we completed on March 1.

While at this point we don’t foresee any major technology buildouts in the near term, we have a long history of moving quickly to adopt new technology and may make additional investments in building new technology platforms if and when we think there are compelling business opportunities in a new area.

Bonus Expense

2.              The company noted a $23 million cash payment will be made in Q1 to cover annual bonus payments . . . is it correct to assume that these payments have been accrued for evenly on a quarterly basis, or was the bonus amount different than originally anticipated such that there might be have been some unevenness in the timing of the expense?

We accrue bonus expense throughout the year based on our most recent internal forecast of company performance. The cumulative bonus expense recorded throughout the year represents the pro rata portion of our most recent estimate of the annual expense. These forecasts are subject to change from quarter to quarter, and our bonus expense may not be evenly distributed throughout the year. In 2005, our bonus accruals were relatively consistent in each of the first three quarters of 2005 and increased in the fourth quarter, as shown below. The fourth quarter accrual amount increased because full-year operating earnings for several of our operations were higher than our internal forecast.

$(mil)	Q1 2005	Q2 2005	Q3 2005	Q4 2005
Bonus expense	$5.1	$5.0	$5.4	$7.0

It’s also worth noting that we defer payment of a portion of each year’s bonus expense until the following year. This results in a difference between the amount of expense recorded in a given year and the amount paid to employees in cash.

Ibbotson Associates Acquisition

3.              In trying to get a sense of an expected option expense level going forward, does MORN anticipate issuing options as part of the compensation package to Ibbotson employees?  If so, would the program likely be in similar proportion to average employee options expense at MORN, and do you plan to incur that incremental options expense in 2006?  If the transaction hasn’t closed yet I understand that you won’t be in a position to comment.

All Morningstar employees have some form of equity ownership, and now that we’ve completed our acquisition of Ibbotson Associates, the Ibbotson employees who are now part of Morningstar will be eligible to receive equity awards. We expect that the level of equity awards for these employees will be largely consistent with our equity granting practices over the past several years. We recognize stock-based compensation expense over the term of the vesting period of the option or other equity award, so any incremental expense for equity awards to former Ibbotson employees will follow the same practice.

4.              Does the company have an updated view that can be shared on whether or not it will incur restructuring charges associated with the acquisition?

Based on our current information, we don’t expect to incur significant charges related to the Ibbotson acquisition. Charges directly associated with the acquisition, such as severance paid to former Ibbotson employees, will flow through the purchase accounting related to the acquisition and therefore will not impact our reported net income or earnings per share.

Effective Income Tax Rate

5.              I know you have addressed the tax rate question before, but the rate continues to gyrate, and Q4 rate seemed a bit low...is there anything else that you can share regarding the reason it was so much lower than the previous quarter, and what rate we should expect going forward?   Do you expect the tax rate to stabilize in 2006?

Our effective income tax rate in each quarter and year is influenced by three primary factors: incentive stock options; the reported income or loss of our non-U.S. subsidiaries and the extent to which we can realize net operating losses from their operations; and the impact of changes in tax laws and specific tax planning strategies.

Our 2005 effective tax rate—including both the fourth quarter and the full-year periods—reflects an increase in the number of disqualifying dispositions related to incentive stock options. A disqualifying disposition occurs when the option holder sells shares within one year of exercising an incentive stock option. We receive a tax benefit in the period that the disqualifying disposition occurs.

For the year, our effective income tax expense rate decreased in 2005 mainly because of a reduction in the tax impact related to incentive stock options. For incentive stock options, we record stock-based compensation expense but we do not record a corresponding tax benefit. This has the impact of increasing our effective income tax rate above the U.S. Federal rate of 35%. We recorded a lower amount of incentive stock option expense in 2005 than in 2004 and 2003, reflecting the fact that we no longer account for incentive stock options under the liability method following our IPO. In addition, because these options became fully vested in 2004, we did not record any stock-based compensation expense for them during the last three quarters of 2005.

The second key factor impacting our effective tax rate for each period is the equity in earnings and losses of our non-U.S. subsidiaries. In the year the non-U.S. entity records a loss, we do not record a corresponding tax benefit unless we believe it’s more likely than not that we will realize the benefit of the loss, thus increasing our effective tax rate. The foreign net operating losses may become deductible in certain international tax jurisdictions to the extent these international operations become profitable. For each of our subsidiaries, we evaluate whether it is more likely than not that the tax benefits related to net operating losses will be realized and at that time record the related tax benefit.

We also expect the third key factor, changes in tax laws and specific tax planning strategies, to be an ongoing factor in our effective tax rate. From quarter to quarter, our effective income tax rate may fluctuate based on changes in these items and other factors. For example, in the fourth quarter of 2005, we formalized cost-sharing agreements to more accurately reflect the economic sharing arrangements that benefit our subsidiaries. This had the effect of lowering our taxes in certain jurisdictions.  In the second quarter of 2005, we recorded a deferred income tax benefit of $0.7 million related to research and development expenses because of a change in U.S. income tax regulations, which resulted in a one-time reduction of our effective income tax expense rate.

We expect continued variation in our effective tax rate from quarter to quarter and from year to year. For incentive stock options, our discontinuation of the liability method should make the tax impact of these options somewhat less volatile going forward. However, the disqualifying dispositions mentioned above will continue to have an impact on our effective tax rate because we can’t predict how many of our option holders will elect to take these dispositions in any given period. Likewise, we expect the operating results of our non-U.S. subsidiaries to be an ongoing factor in our effective tax rate, although the degree of impact may fluctuate from period to period because of the mix of earnings and losses between our U.S. and non-U.S. operations. Our effective tax rate for each year-to-date period incorporates our best estimate as of the report date of the factors influencing our effective tax rate for the year and the impact of any one-time tax benefits or charges.

Advisor Segment

6.              As your penetration of the 285,000 financial advisors increases, what is the potential for increasing the revenue per advisor by either charging more or getting each license to buy more functionality?

We estimate that we currently reach about 185,000 financial advisors, out of a market size of roughly 700,000 financial advisors globally. We think there’s still good potential to both increase the number of financial advisors that we reach—particularly in markets outside of the United States—and increase the level of revenue per user. With Morningstar Advisor Workstation, many firms that license the Enterprise Edition currently license only a small subset of the available information and tools. As their affiliated financial advisors become interested in purchasing a broader range of tools, we expect average revenue per user to increase over time.

In fact, this was our experience with some of the large contracts that renewed during 2005. With several of these contracts, we increased both the number of licensed users and the range of functionality licensed upon renewal, leading to higher revenue per user. As a result, revenue for Morningstar Advisor Workstation increased by about 50% in 2005, while the number of licenses sold increased by about 40% during the same period. Because average revenue per user is still relatively low, we think there’s more potential to continue increasing this figure over time.

We also expect our recent acquisition of Ibbotson Associates to expand the range of information and services we offer to advisors. We expect to integrate Ibbotson’s iPlan and Portfolio Strategist software into our Advisor segment.

7.              In regard to the relatively low level of financial advisors that you reach outside of the U.S. with the [Morningstar Advisor] Workstation, why is this? Is it because of the early stage of the process that Morningstar is reaching these advisors, or does it relate to the unique issues of the markets, whether they be product and distribution.

We launched Morningstar Advisor Workstation in 2001 and first began selling the product overseas in 2003, so we’re still in the early stages of the process of developing and marketing this product in markets outside the United States. We’ve developed customized versions of Advisor Workstation to meet the needs of advisors in Canada, China, Hong Kong, and several European markets. We’re also planning to continue increasing our sales efforts internationally.

Hedge Fund Database

8.              It sounds like you are considering the sale of the hedge fund database/research as a stand-alone product. Is this true? Can you monitor usage of the product within Morningstar Direct to gauge the interest in this product that is separate from the rest of Morningstar Direct?

Our strategy is to focus our product offerings on the four major Web-based platforms we mentioned in the response to question #1 above (Morningstar.com, Morningstar Advisor Workstation, Morningstar Direct, and Morningstar Retirement Manager and Advice by Ibbotson). In addition, we believe institutional investors and financial advisors are increasingly looking for integrated portfolio applications instead of purchasing disparate applications with information about each type of investment vehicle and then having to link together the information. In keeping with this strategy, we’re planning to add hedge fund data and research to our existing products instead of offering them as a stand-alone product.

We monitor all of our Web-based products, including Morningstar Direct, to analyze the level of interest and usage in various features. We use this information to enhance and refine our marketing and product development plans.

Policy on Rating Morningstar Stock

9.              I can understand the difficulties involved in Morningstar rating its own stock, but I would still like to know what the results would be. Any chance of it?

No. All may be fair in love and war, but not, in our opinion, in independent research providers providing recommendations on their own shares. In addition to this inherent conflict, issuing a rating on our stock would also involve disclosing our forecasts for Morningstar’s future financial performance, which we’re not comfortable doing. We try to provide investors with a thorough set of information about our business results, company strategy, and financial performance so they can make appropriate assessments of our company’s intrinsic value. We don’t, however, attempt to make any representations about whether investors should purchase or sell our shares at a given level.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: March 3, 2006	By:	/s/ Martha Dustin Boudos
	Name:	Martha Dustin Boudos
	Title:	Chief Financial Officer